Exhibit 4(a)

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This Seventh Amendment to Credit Agreement (this “Seventh Amendment”) is entered into as of April 11, 2012, by and among Denbury Resources Inc., a Delaware corporation (“Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent (“Administrative Agent”), and the financial institutions parties hereto as Banks (collectively, “Banks”, and each individually, a “Bank”).

W I T N E S S E T H

 WHEREAS, Borrower, Administrative Agent, the other agents party thereto and Banks party thereto are parties to that certain Credit Agreement dated as of March 9, 2010 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement, including, to the extent applicable, after giving effect to the amendments set forth in Section 1 of this Seventh Amendment);

 WHEREAS, pursuant to the Credit Agreement, Banks have made a Revolving Loan to Borrower and provided certain other credit accommodations to Borrower; and

WHEREAS, Borrower has requested that (i) the Credit Agreement be amended to increase the permissible amount of Additional Permitted Subordinate Debt (other than Refinancing Debt) from $300,000,000 to $650,000,000 and (ii) the Borrowing Base be reaffirmed.

 NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Banks hereby agree as follows:

Section 1. Seventh Amendment Effective Date Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this Seventh Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Seventh Amendment Effective Date (defined below) in the manner provided in this Section 1.

1.1 Additional Definition.  Section 1.1 of the Credit Agreement shall be amended to add thereto in alphabetical order the following definition of “Seventh Amendment” which shall read in full as follows:

“Seventh Amendment” means that certain Seventh Amendment to Credit Agreement dated as of April 11, 2012 among Borrower, Administrative Agent and Banks party thereto.

1.2 Amendment to Definition.  The definition of “Loan Papers” contained in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

“Loan Papers” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Notes, each Facility Guarantee which may now or hereafter be executed, each Borrower Pledge Agreement which may now or hereafter be executed, each Subsidiary Pledge Agreement which may now or hereafter be executed, all Mortgages now or at any time hereafter delivered pursuant to Section 5.1, and all other certificates, documents, or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

1.3 Amendment to Section 2.13 of the Credit Agreement.  Section 2.13 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

“Section 2.13   Automatic Reduction of Borrowing Base.  Simultaneously with the issuance or incurrence by any Credit Party of Additional Permitted Subordinate Debt (other than Refinancing Debt) on or after May 1, 2013 in accordance with Section 9.1(a)(ii)(A), the Borrowing Base shall be automatically reduced, without the need for any additional approval by Administrative Agent or Banks, by an amount equal to twenty-five percent (25%) of the principal amount of such Additional Permitted Subordinate Debt (other than Refinancing Debt) issued or incurred; provided, that Borrower shall notify Administrative Agent at least five (5) Domestic Business Days in advance of any such issuance or incurrence of Additional Permitted Subordinate Debt (other than Refinancing Debt).  Promptly following any such reduction in the Borrowing Base, Administrative Agent shall notify Borrower and Banks of the amount of the Borrowing Base as reduced, which Borrowing Base shall remain in effect for all purposes of this Agreement until the next Redetermination of the Borrowing Base in accordance with Article IV or any additional reduction of the Borrowing Base in accordance with this Section 2.13.”

1.4 Amendment to Section 9.1(a)(ii)(A) of the Credit Agreement.  Section 9.1(a)(ii)(A) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

“(A)           Additional Permitted Subordinate Debt (other than Refinancing Debt) may not exceed an aggregate principal amount outstanding at any one time of $650,000,000, and contemporaneously with any issuance or incurrence thereof with respect to Additional Permitted Subordinated Debt (other than Refinancing Debt) issued or incurred by any Credit Party on or after May 1, 2013 (1) the Borrowing Base shall be automatically reduced pursuant to and in accordance with Section 2.13 and (2) Borrower shall make any mandatory prepayment required by with Section 2.6(b), if applicable;”

1.5 Amendment to Section 9.1(d)(ii)(B) of the Credit Agreement.  The reference to “$300,000,000” set forth in clause (d)(ii)(B) is deleted and replaced with a reference to “$650,000,000”.

Section 2. Reaffirmation of Borrowing Base.  In reliance on the representations, warranties, covenants and agreements contained in this Seventh Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Borrowing Base shall be reaffirmed at $1,600,000,000 as of the Seventh Amendment Effective Date, and shall remain at $1,600,000,000 until the next Redetermination Date.  Borrower and Banks agree that the Redetermination provided for in this Section 2 shall be the May 1, 2012 Scheduled Redetermination and shall not be construed or deemed to be a Special Redetermination for purposes of Section 4.3 of the Credit Agreement.

Section 3. Conditions Precedent to Seventh Amendment Effective Date Amendments.  The amendments contained in Section 1 and the reaffirmation of the Borrowing Base contained in Section 2 hereof shall be effective on the date that each of the following conditions precedent is satisfied (the “Seventh Amendment Effective Date”):

3.1 Counterparts.  Administrative Agent shall have received counterparts hereof duly executed by Borrower and the Required Banks and acknowledged by each Restricted Subsidiary (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telecopy, or other written confirmation from such party of execution of a counterpart hereof by such party).

3.2 No Default; No Borrowing Base Deficiency.  No Default or Event of Default shall have occurred which is continuing, and no Borrowing Base Deficiency then exists.

3.3 Other Documents.  Administrative Agent shall have been provided with such documents, instruments and agreements, and Borrower shall have taken such actions, in each case as Administrative Agent may reasonably require in connection with this Seventh Amendment and the transactions contemplated hereby.

Section 4. Representations and Warranties.  To induce Banks and Administrative Agent to enter into this Seventh Amendment, Borrower hereby represents and warrants to Banks and Administrative Agent as follows on the Seventh Amendment Effective Date:

4.1 Reaffirm Existing Representations and Warranties.  Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Papers is true and correct in all material respects on the date hereof and will be true and correct in all material respects after giving effect to the amendments set forth in Section 1 hereof, except that any representation or warranty that is qualified by “material” or “Material Adverse Effect” references therein shall be true and correct in all respects.

4.2 Due Authorization; No Conflict.  The execution, delivery and performance by Borrower of this Seventh Amendment are within Borrower’s corporate or organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or any other Credit Party or result in the creation or imposition of any Lien upon any of the assets of Borrower or any other Credit Party other than Liens securing the Obligations.

4.3 Validity and Enforceability.  This Seventh Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

4.4 No Defense.  Borrower acknowledges that Borrower has no defense to (a) Borrower’s obligation to pay the Obligations when due, or (b) the validity, enforceability or binding effect against Borrower of the Credit Agreement or any of the other Loan Papers or any Liens intended to be created thereby.

Section 5. Miscellaneous.

5.1 No Waivers.  No failure or delay on the part of Administrative Agent or Banks to exercise any right or remedy under the Credit Agreement, any other Loan Papers or applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Credit Agreement, the other Loan Papers and applicable law.

5.2 Reaffirmation of Loan Papers.  Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect.  The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as they may be increased pursuant hereto.

5.3 Legal Expenses.  Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Seventh Amendment and all related documents.

5.4 Parties in Interest.  All of the terms and provisions of this Seventh Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.5 Counterparts.  This Seventh Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Seventh Amendment until Borrower, the Required Banks and each Restricted Subsidiary have executed a counterpart.  Facsimiles shall be effective as originals.

5.6 Complete Agreement.  THIS SEVENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

5.7 Headings.  The headings, captions and arrangements used in this Seventh Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Seventh Amendment, nor affect the meaning thereof.

5.8 Governing Law.  THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWER:
DENBURY RESOURCES INC., a Delaware corporation

By:	/s/ James S. Matthews
James S. Matthews, Vice President and General Counsel

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

Each of the undersigned (i) consent and agree to this Seventh Amendment, and (ii) agree that the Loan Papers to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

DENBURY GATHERING & MARKETING INC., a Delaware corporation

By:	/s/ James S. Matthews
James S. Matthews, Vice President and General Counsel

DENBURY HOLDINGS INC., a Delaware corporation (f/k/a Denbury Encore Holdings Inc.)

By:	/s/ James S. Matthews
James S. Matthews, Vice President and General Counsel

DENBURY OPERATIONG COMPANY, a Delaware corporation (f/k/a EAP Properties, Inc. and successor-by-merger to a previous “Denbury Operating Company”)

By:	/s/ James S. Matthews
James S. Matthews, Vice President and General Counsel

DENBURY ONSHORE, LLC, a Delaware limited liability company

By:	/s/ James S. Matthews
James S. Matthews, Vice President and General Counsel

DENBURY PIPELINE HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ James S. Matthews
James S. Matthews, Vice President and General Counsel

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

DENBURY GREEN PIPELINE-TEXAS, LLC, a Delaware limited liability company

By:	/s/ James S. Matthews
James S. Matthews, Vice President and General Counsel

DENBURY GULF COAST PIPELINES, LLC, a Delaware limited liability company

By:	/s/ James S. Matthews
James S. Matthews, Vice President and General Counsel

GREENCORE PIPELINE COMPANY, LLC, a Delaware limited liability company

By:	/s/ James S. Matthews
James S. Matthews, Vice President and General Counsel

DENBURY AIR, LLC, a Delaware limited liability company (f/k/a EAP Operating, LLC)

By:	/s/ James S. Matthews
James S. Matthews, Vice President and General Counsel

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

ADMINISTRATIVE AGENT/BANK:
JPMORGAN CHASE BANK, N.A., As Administrative Agent and a Bank

By:	/s/ Mark E. Olson
Mark E. Olson Authorized Officer

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
BANK OF AMERICA, N.A.

By:	/s/ Stephen J. Hoffman
Name:	Stephen J. Hofman
Title:	Managing Director

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
THE BANK OF NOVA SCOTIA

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Director

By:	/s/ Michael D. Spaight
Name:	Michael D. Spaight
Title:	Associate

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
ROYAL BANK OF CANADA

By:	/s/ Jay T. Sartain
Name:	Jay T. Sartain
Title:	Authorized Signatory

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
WELLS FARGO BANK, N.A.

By:	/s/ Thomas E. Stelmer, Jr.
Name:	Thomas E. Stelmer, Jr.
Title:	Vice President

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
UBS LOAN FINANCE, LLC

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
UNION BANK, N.A.

By:	/s/ David Carter
Name:	David Carter
Title:	Investment Banking Officer

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (f/k/a CALYON NEW YORK BRANCH)

By:	/s/ Tom Byargeon
Name:	Tom Byargeon
Title:	Managing Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Managing Director

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
BANK OF SCOTLAND plc

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Vice President

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
COMPASS BANK

By:	/s/ Dorothy Marchand
Name:	Dorothy Marchand
Title:	Senior Vice President

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
CAPITAL ONE NATIONAL ASSOCIATION, formerly known as Capital One, N.A.

By:	/s/ Peter Shen
Name:	Peter Shen
Title:	Vice President

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
COMERICA BANK

By:	/s/ James A. Morgan
Name:	James A. Morgan
Title:	Vice President

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
ING CAPITAL LLC

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Director

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
SUNTRUST BANK

By:	/s/ Gregory C. Magnuson
Name:	Gregory C. Magnuson
Title:	Vice President

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
CIBC, INC.

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Richard Antl
Name:	Richard Antl
Title:	Authorized Signatory

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
KEYBANK NATIONAL ASSOCIATION

By:	/s/ Craig Hanselman
Name:	Craig Hanselman
Title:	Vice President

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Daria Mahoney
Name:	Daria Mahoney
Title:	Vice President

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
FIFTH THIRD BANK

By:	/s/ Matthew Lewis
Name:	Matthew Lewis
Title:	Vice President

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.

BANKS:
GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

[Signature Page] Seventh Amendment to Credit Agreement Denbury Resources Inc.